As filed with the Securities and Exchange Commission
                               on November 16, 1999

                                               Registration Statement No. 333-

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THE CIT GROUP, INC.

             (Exact name of registrant as specified in its charter)

      Delaware                                                 13-2994534

(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

      1211 Avenue of the Americas, New York, New York                10036

(Address of Principal Executive Offices)                            (Zip Code)

                  THE CIT GROUP INC. TRANSITION OPTION PLAN

                          (Full title of the plan)

                            Ernest D. Stein, Esq.
              Executive Vice President, General Counsel & Secretary
                             The CIT Group, Inc.
                         1211 Avenue of the Americas
                          New York, New York  10036

                   (Name and address of agent for service)


                               (212) 536-1390

        (Telephone number, including area code, of agent for service)

                            Please send copies to:
                               Andre Weiss, Esq.
                           Schulte Roth & Zabel LLP
                               900 Third Avenue
                          New York, New York  10022

                        CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                      Proposed
                                      maximum      Proposed
                         Amount      offering      maximum
                         to be         price      aggregate       Amount of
Title of securities    registered       per        offering     registration
to be registered          (1)         share(2)     price(2)          fee
______________________________________________________________________________

Common Stock,
$.01 par value per
share                  5,100,000     $22.69      $115,719,000   $32,169.89

(1) Maximum number of shares authorized for issuance pursuant to the Transition Option Plan (the "Plan") of The CIT Group, Inc. Also registered hereunder are such additional number of shares of Common Stock ("Common Stock"), presently undeterminable, as may be necessary to satisfy the antidilution provisions of the Plan.


(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 12, 1999.

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(2) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                               PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.

     The Securities and Exchange Commission (the "Commission") allows The CIT Group, Inc. (the "Company") to "incorporate by reference" the information the Company files with the Commission. In other words, the Company can disclose important information to investors by referring them to previously filed documents. This incorporated information is an important part of this Registration Statement. The Company's future filings with the Commission will automatically update and supersede this information. The Company incorporates the following documents by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     2. The Company's Current Reports on Form 8-K dated January 28, 1999, February 22, 1999, March 8, 1999, March 22, 1999, April 27, 1999, May 10,
1999, May 17, 1999, June 14, 1999, July 30, 1999, August 5, 1999, August 18,
1999, September 22, 1999 , October 6, 1999, October 25, 1999 and October 26,
1999;

     3. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     4. The description of the Common Stock contained in registration statement on Form S-3, Amendment No. 1 (File No. 333-84859), filed by the Company with the Commission on September 10, 1999. This description of the Common Stock is incorporated by reference into the registration statement on Form 8-A, Amendment No. 2 filed by the Company with the Commission on November 12, 1999 pursuant to the Securities Exchange Act of 1934, (the "Exchange Act").

     The Company also incorporates by reference all reports and other documents the Company files under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and before the Company files a post-effective amendment. The Company files the post-effective amendment when all securities have been sold or when it chooses to deregister the securities remaining unsold.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     The legality of the issuance of the Common Stock being registered hereby is being passed upon by Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022, counsel for the Company. Paul N. Roth, a director of the Company, is a partner at Schulte Roth & Zabel LLP.

Item 6.     Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article X of the Bylaws of the Company provides, in effect, that, in addition to any rights afforded to an officer, director or employee of the Company by contract or operation of law, the Company may indemnify any person who is or was a director, officer, employee, or agent of the Company, or of any other corporation which he served at the request of the Company, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of the Company or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of the Company or such other corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X further provides that any person who is or was a director, officer, employee, or agent of the Corporation or any direct or indirect wholly-owned subsidiary of the Company shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $90,000,000. The risks covered by such policies include liabilities under the Securities Act of 1933.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number
_______

  4         The CIT Group, Inc. Transition Option Plan, effective as of the Effective Time, as defined in the Amended and Restated
            Agreement and Plan of Reorganization between The CIT Group, Inc.
            and Newcourt Credit Group Inc., dated August 5, 1999
                     ---
  5         Opinion of Schulte Roth & Zabel LLP.

23.1        Consent of KPMG LLP.

23.2        Consent of Ernst and Young LLP.

23.3        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

 24         Powers of Attorney.

Item 9.     Undertakings.

     (a)    The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.

                                    THE CIT GROUP, INC.


                                    By: /s/ Ernest D. Stein
                                        ___________________________
                                        Ernest D. Stein
                                        Executive Vice President,
                                        General Counsel & Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on this 12th day of November, 1999.



                                              By: /s/ Ernest D. Stein
                                                  ____________________________
                                                  Ernest D. Stein
                                                  Attorney-in-Fact

Signature and Title


/s/ Albert R. Gamper, Jr.*
______________________________
Albert R. Gamper, Jr.
President, Chief Executive Officer
and Director (principal executive officer)


/s/ Joseph M. Leone*
______________________________
Joseph M. Leone
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)



/s/ Daniel P. Amos*
______________________________
Daniel P. Amos
Director


/s/ Anthea Disney*
______________________________
Anthea Disney
Director


/s/ Takasuke Kaneko*
______________________________
Takasuke Kaneko
Director


/s/ Hisao Kobayashi*
______________________________
Hisao Kobayashi
Director


/s/ William M. O'Grady*
______________________________
William M. O'Grady
Director


/s/ Joseph A. Pollicino*
______________________________
Joseph A. Pollicino
Director



/s/ Paul N. Roth*
______________________________
Paul N. Roth
Director


/s/ Peter J. Tobin*
______________________________
Peter J. Tobin
Director


/s/ Tohru Tonoike*
______________________________
Tohru Tonoike
Director


/s/ Keiji Torii*
______________________________
Keiji Torii
Director


/s/ Alan F. White*
______________________________
Alan F. White
Director


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Anne Beroza and each of them to sign this Registration Statement and amendments hereto on behalf of the directors and officers of the Company indicated above are held by the Company and available for examination pursuant to Item 302(b) of Regulation S-T.

     Pursuant to the requirements of the Securities Act of 1933, the Company's Compensation Committee of the Board of Directors, as administrator of the Company's Transition Option Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1999.


                                       THE CIT GROUP, INC.
                                       TRANSITION OPTION PLAN

                                       By: /s/ Daniel P. Amos
                                           _________________________________
                                           Name:  Daniel P. Amos
                                           Title: Chairman of the Compensation
                                                  Committee, as Plan
                                                  Administrator

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit

  4         The CIT Group, Inc. Transition Option
            Plan, effective as of the Effective Time, as defined in the Amended and Restated Agreement and Plan of Reorganization between The CIT Group, Inc. and Newcourt Credit Group Inc., dated August 5, 1999

  5         Opinion of Schulte Roth & Zabel LLP

23.1        Consent of KPMG LLP.

23.2        Consent of Ernst and Young LLP.

23.3        Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).

 24         Powers of Attorney.

                                                          EXHIBIT 4




                           THE CIT GROUP, INC.
                         TRANSITION OPTION PLAN
                        -----------------------
              Effective as of the Effective Time, as defined in the Amended and Restated Agreement and Plan of Reorganization between
   The CIT Group, Inc. and Newcourt Credit Group Inc., dated August 5, 1999

1.   PURPOSE
     --------
            This Plan has been established by The CIT Group, Inc. to provide a means by which options to purchase shares of Newcourt Credit Group Inc. common stock under the Newcourt Credit Group Inc. Stock Option Plan may be exchanged pursuant to the terms of the Amended and Restated Agreement and Plan of Reorganization between the Company and Newcourt, dated August 5, 1999 into options to purchase shares of the Company's common stock par value $.01 per share (all capitalized terms shall have the meanings provided below).

2.  DEFINITIONS
    -----------
    In this Plan, the following terms have the following meanings:

            "Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to a CIT Option.

            "Board" means the board of directors of the Company.

            "CIT Options" mean options granted under the Plan.

            "CIT Shares" mean the shares of Class A common stock of the
             Company par value $.01 per share.

            "Code" means the Internal Revenue Code of 1986, as amended.

             "Committee" means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

             "Company" means The CIT Group, Inc., a Delaware corporation, and any successor thereto, or any subsidiary, division or affiliate thereof.

             "ECP" means The CIT Group, Inc. Long-Term Equity Compensation
              Plan, amended and restated as of October 26, 1999.

             "Effective Time" shall have the meaning provided in the
              Reorganization Agreement.

             "Exchange Ratio" shall have the meaning provided in the
              Reorganization Agreement.

             "Fair Market Value" means on any day, with respect to CIT
              Shares which are (a) listed on a United States securities exchange, the last sales price of such shares on such day on the largest United States securities exchange on which such shares shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such shares on such day, or if such day is not a trading day, on the immediately preceding trading day,
              (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, but are listed on the Toronto Stock Exchange (the "TSE"), the last sales price on the TSE of such shares on such day, or if such day is not a day the TSE is open for trading, on the immediately preceding trading day or (d) not listed on a United States securities exchange, not included in The NASDAQ Stock Market System and not listed on the TSE, the fair market value of such shares as determined from time to time by the Board in good faith in its sole discretion.

             "Grant Date" means the date on which a Newcourt Option is
              exchanged for a CIT Option pursuant to the terms of the Plan.

             "Newcourt" means Newcourt Credit Group, Inc., an Ontario corporation.

             "Newcourt Grant Letter" means the letter from Newcourt to each grantee of a Newcourt Option under the Newcourt Plan setting forth the terms and provisions applicable to a Newcourt Option.

             "Newcourt Options" mean options granted under the Newcourt Plan.

             "Newcourt Plan" means the Newcourt Credit Group Inc. Stock Option Plan, dated as of February 18, 1999.

             "Newcourt Shares" mean shares of common stock of Newcourt.

             "Option Price" shall have the meaning as set forth in Section 6(c) herein.

             "Participant" means any person who has been granted a CIT Option under the Plan.

             "Participant's Successors" shall mean the Participant's estate or the person or persons to whom a CIT Option has been transferred by will or by the laws of descent or distribution.

             "Plan" means The CIT Group, Inc. Transition Option Plan, as amended and restated from time to time.

             "Reorganization Agreement" means the Amended and Restated Agreement and Plan of Reorganization between the Company and Newcourt, dated August 5, 1999.

             "Take-over Bid" means (a) a bona fide offer by any person or company or group of persons or companies (an "Offeror") to acquire CIT Shares where the CIT Shares subject to the offer to acquire, together with the Offeror's CIT Shares, constitute in the aggregate 50% or more of the issued and outstanding CIT Shares at the date of the offer to acquire; (b) a bona fide offer to exchange CIT Shares for the shares of another company pursuant to an amalgamation, tender offer, merger or similar transaction where the CIT Shares subject to the offer to exchange, together with the Offeror's CIT Shares, constitute in the aggregate 50% or more of the issued and outstanding CIT Shares at the date of the offer to exchange; (c) a bona fide offer to acquire CIT Shares pursuant to a plan of arrangement or similar transaction where the CIT Shares subject to the offer to acquire together with the Offeror's CIT Shares constitute in the aggregate 50% or more of the issued and outstanding CIT Shares at the date of the offer to acquire; and (d) any transaction similar in substance to the foregoing. For purposes of the Plan, the Reorganization Agreement and the transactions contemplated thereunder, shall not constitute a Take-over Bid under the Plan.

             "Take-over Bid Notice" means the notice given by the Company to a Participant advising him or her of a Take-over Bid.

             In this Plan, unless the context requires otherwise, references to the male gender include the female gender, words importing in the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

3.   ADMINISTRATION
     --------------
    (a) This Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Board may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

    (b) Subject to the express provisions of this Plan and the Reorganization Agreement, the Committee shall have the power and authority to grant CIT Options in exchange for Newcourt Options on the terms stated in Section 6 below.

    (c) The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable. The Committee may also delegate to the Chief Executive Officer of the Company the authority, subject to such terms as the Committee shall determine, to perform any and all functions as the Committee may determine. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, options or valuations of any such advisors.

    (d) The interpretation and construction by the Committee of any provisions of this Plan or of any CIT Option granted hereunder and all actions of the Committee shall be final and binding on all parties hereto. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any CIT Option granted hereunder.

    (e) No member of the Committee, nor the Chief Executive Officer, or any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to this Plan or CIT Options granted hereunder, and each member of the Committee and the Chief Executive Officer shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between such member, the Chief Executive Officer and the Company.

4.   ELIGIBILITY
     -----------

     CIT Options under this Plan shall be granted in accordance with Section 6 to each individual who was granted one or more Newcourt Options under the Newcourt Plan. Such individuals are Participants under the Plan.

5.  SHARES SUBJECT TO PLAN AND MAXIMUM SHARES TO PARTICIPANTS
    ---------------------------------------------------------

    (a)  Subject to adjustment in accordance with the provisions of this
Section 5 and Section 7 of this Plan, the maximum number of CIT Shares for which CIT Options may be granted under this Plan shall be 5.1 million. The CIT Shares subject to this Plan shall be authorized but unissued CIT Shares, treasury CIT Shares or any combination thereof.

    (b) If, pursuant to the terms of the Reorganization Agreement, the number of CIT Shares underlying the CIT Options required to be issued in exchange for Newcourt Options outstanding as of the Effective Time exceeds the number of CIT Shares set forth in Section 5(a), the maximum number of CIT Shares under the Plan shall be increased to the amount necessary so that CIT Options can be exchanged for all Newcourt Options outstanding as of the Effective Time; provided that the number of CIT Shares available for award under the ECP is reduced by the number of CIT Shares that Section 5(a) is increased.

    (c) With respect to CIT Shares underlying CIT Options that are not required to be issued in exchange for Newcourt Options outstanding as of the Effective Time or any CIT Options that are canceled, terminate, expire or lapse for any reason without the issuance of CIT Shares or payment in respect thereof, shall be available for grant under the ECP.

    (d) The maximum aggregate number of CIT Shares that may be granted in the form of CIT Options granted in any one fiscal year to any one Participant shall be 1 million.

6.   TERMS AND CONDITIONS OF CIT OPTIONS
     -----------------------------------

     In accordance with Section 1.6 of the Reorganization Agreement, CIT Options granted to a Participant pursuant to this Plan shall be in exchange for and shall constitute a release of any and all rights to each Newcourt Option granted to such Participant under the Newcourt Plan. The CIT Options shall be authorized by the Committee under terms and conditions approved by the Committee and shall be evidenced by Agreements in such form as the Committee shall from time to time approve, which such Agreements shall contain or shall be subject to the following terms and conditions, whether or not such terms and conditions are specifically included therein:

     (a) Number of Shares. Each CIT Option shall state the number of CIT Shares to which it pertains. The number of CIT Shares subject to each CIT Option shall be equal to the number of Newcourt Shares subject to the Newcourt Option exchanged therefor multiplied by the Exchange Ratio, rounded down to the nearest whole CIT Share.

     (b) Grant Date. Each CIT Option shall state the Grant Date which shall be the Effective Time.

     (c) Option Price. The Option Price shall be the option price of the Newcourt Option exchanged therefor divided by the Exchange Ratio, increased to the nearest whole cent.

     (d) Medium and Time of Payment. With respect to a CIT Option, or portion thereof, the Option Price shall be payable on the exercise of the CIT Option and shall be paid in cash or its equivalent, or such other means satisfactory to the Committee.

     (e) Term. All CIT Options granted under this Plan, to the extent not previously exercised, shall terminate in accordance with the provisions of the Participant's Agreement; provided, however, that no CIT Option shall be exercisable later than the tenth anniversary of the date of the original grant of the Newcourt Option.

     (f) Exercisability. All CIT Options shall become vested and exercisable in accordance with the vesting schedule applicable to the Newcourt Options granted under the Newcourt Plan pursuant to the Newcourt Grant Letter, provided, however, that the Committee may, in its discretion, accelerate the vesting of CIT Options. The Committee shall set forth the accelerated vesting provisions, if any, in the Participant's Agreement.

     (g) Registration Obligation. The Company shall use its best efforts to cause there to be effective as of a date as soon as practicable after the Effective Time, a registration statement on Form S-8 (or any successor form) or another appropriate form, with respect to the CIT Shares subject to CIT

Options, and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as CIT

Options relating to CIT Shares remain outstanding.

      (h) Effect of Death. A Participant's Successors may exercise the CIT Options that were held by the Participant on the date of the Participant's death upon proof satisfactory to the Company of their authority. The Participant or the Participant's Successors must exercise any such CIT Option within the period of time set forth in the Participant's Agreement and in any event prior to the date on which the CIT Option expires as provided by Section 6(e) of this Plan. Such exercise shall be subject to the terms and conditions of this Plan.

      (i) Nonassignability of CIT Option Rights. No CIT Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution unless prior written consent of the Committee is given. During the lifetime of the Participant, the CIT Option shall be exercisable only by the Participant.

      (j) Rights as Shareholder. Neither a Participant nor a Participant's Successors shall have rights as a shareholder of the Company with respect to any CIT Shares subject to a CIT Option until the date of issuance of a stock certificate to him or her for such CIT Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7 hereof.

7.	ANTI-DILUTION PROVISIONS
      -------------------------

     The number of CIT Shares deliverable upon the exercise of a CIT Option shall be subject to adjustment in the events and in the manner following:

     (a) In the event of any subdivision or subdivisions of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect into a greater number of CIT Shares, the Company will thereafter deliver at the time of purchase of CIT Shares pursuant to a CIT Option, in addition to the number of CIT Shares in respect of which the right to purchase is then being exercised, such additional number of CIT Shares as result from said subdivision or subdivisions without the Participant making any additional payment or giving any other consideration therefor.

     (b) In the event of any consolidation or consolidations of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect, into a lesser number of CIT Shares, the Company will thereafter deliver and the Participant shall accept, at the time of purchase of CIT Shares hereunder, in lieu of the number of CIT Shares in respect of which the right to purchase is then being exercised, the lesser number of CIT Shares as result from such consolidation or consolidations.

     (c) In the event of any change of the CIT Shares of the Company as such CIT Shares are constituted on the Grant Date, at any time while such CIT Option is in effect, the Company will thereafter deliver at the time of purchase of CIT Shares hereunder the number of CIT Shares of the appropriate class resulting from such change as the Participant would have been entitled to receive in respect of the number of CIT Shares so purchased had the right to purchase been exercised before such change.

     (d) In the event of any capital reorganization, reclassification or change of outstanding CIT Shares of the Company or in the event of any consolidation, merger or amalgamation of the Company with or into any other company or in the event of any sale of the property of the Company as or substantially as an entity at any time while any CIT Option is in effect, the Participant shall thereafter have the right to purchase and receive, in lieu of the CIT Shares immediately theretofore purchasable and receivable upon the exercise of such CIT Option, the kind and amount of shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of CIT Shares equal to the number of CIT Shares immediately theretofore purchasable and receivable upon the exercise of such CIT Option would have received as a result of such reorganization, reclassification, change, consolidation, merger, amalgamation or sale. The subdivision or consolidation of CIT Shares at any time outstanding into a greater or lesser number of CIT Shares shall not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this Section 7(d).

     (e)  The adjustments provided for in this Section 7 are cumulative.

     (f) The Company shall not be required to issue fractional shares in satisfaction of its obligations hereunder. Any fractional interest in a CIT Share that would, except for the provisions of this Section 7(f) be deliverable upon the exercise of any CIT Option shall be cancelled and not be deliverable by the Company.

8.  TAKE-OVER BID
    -------------

     If a Take-over Bid is made or announced, then, notwithstanding Section 6, but subject to the other provisions of the Plan and subject to any required regulatory approvals, the following shall apply:

     (a) The Board may, in its sole and arbitrary discretion, (i) give its express consent to the exercise of any CIT Options which are outstanding at the time that such Take-over Bid was made regardless of whether unvested CIT Options have vested in accordance with their terms; and (ii) determine an appropriate mechanism for dealing with all outstanding CIT Options (vested or unvested) if a Take-over Bid is made or announced.

      (b) If the Board has so expressly consented to the exercise of any unvested CIT Options outstanding at the time that such Take-over Bid was made or announced, the Company shall immediately after such consent has been given, provide a Take-over Notice to each Participant then holding unexpired CIT Options (whether vested or unvested) advising of the Take-over Bid and such Take-over Bid Notice shall (i) provide reasonable particulars of the Take-over Bid and the Board's recommendation in respect thereof, and (ii) shall specify how all outstanding CIT Options shall be treated under the Take-over Bid, which may, but is not required to, include a specification that the Participant may, at any time during the period commencing on the date of the Take-over Bid Notice and ending on a date specified by the Company, exercise all or any portion of any such unexpired CIT Options then held by the Participant.

     (c) If a Participant wishes to exercise any such CIT Options, such exercise shall be made in accordance with Section 6 hereof, provided that, if necessary in order to permit such Participant to participate in the Take-over Bid and the Company has so specified in the Take-over Bid Notice, the CIT Options so exercised shall be deemed to have been exercised and the issuance of the CIT Shares issuable upon such exercise (such CIT Shares being referred to in this Section 8 as the "Specified CIT Shares") shall be deemed to have been issued, effective as of the first business day immediately prior to the date on which the Take-over Bid was made or announced.

     (d) If a Participant does not exercise any of his/her CIT Options prior to (i) the completion of the Take-over Bid, or (ii) the expiration of the exercise period specified in the Takeover Bid Notice, as applicable, then the Participant shall cease to have any further right to exercise such CIT Options, in whole or in part, and each such CIT Option shall be deemed to have expired and shall be null and void.

     (e) The Take-over Bid Notice shall specify the manner in which the Company shall deal with any Specified Shares not taken up and paid for by the Offeror (whether by non-completion of the Take-over Bid or otherwise), which arrangements may, but are not required to, include in the sole discretion of the Company: (i) that the Specified Shares or portion thereof be returned by the Participant to the Company with the Company refunding the applicable aggregate Option Price (without interest but inclusive of all taxes paid or payable by the Participant in connection with the exercise of CIT Options), and (ii) reinstating the original CIT Options (with the original terms thereof) notwithstanding the deemed exercise or cancellation of such CIT Options as specified in the Take-over Notice.

      (f) In no event shall a Participant who has acquired CIT Shares pursuant to a CIT Option made exercisable pursuant to this Section 8 be entitled to sell or otherwise dispose of the Specified Shares otherwise than pursuant to the Take-over Bid, a subsequent Takeover Bid or as otherwise authorized by the Board.

9.  AMENDMENT AND TERMINATION
    -------------------------

     The Committee may at any time, and from time to time, in its sole discretion alter, amend, suspend or terminate the Plan in whole or in part for any reason or for no reason; provided, however, that no amendment or other action that requires stockholder approval for the Plan to continue to comply with applicable law shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

     Any amendment or termination of this Plan shall not, without the written consent of the Participant, affect such Participant's rights under any CIT Option theretofore granted to such Participant.

10.  TAX WITHHOLDING
     ---------------

     The Company shall have the right to require a Participant or a Participant's Successors to remit to the Company an amount sufficient to satisfy Federal, state and local withholding tax requirements, if any, or to deduct from all payments under this Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under this Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering CIT Shares owned by such Participant, or (ii) having the Company withhold from CIT Shares otherwise deliverable to such Participant. CIT Shares surrendered or withheld shall be valued at their Fair Market Value as of the date on which income is required to be recognized for income tax purposes.

11.   NOTICES
      -------

     (a) Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him shall be given by:

         (i) delivering it personally to the Participant or to the person claiming or deriving rights through him, as the case may be, or

         (ii) mailing it postage paid (provided that the postal service is then in operation) or delivering it to the address which is maintained for the Participant in the Company's personnel records.

      (b) Any payment, notice, statement, certificate or instrument required or permitted to be given to the Company or its designee shall be given by mailing it postage prepaid (provided that the postal service is then in operation) or delivering it to the Company or its designee at the following address or such other address as the Committee may determine:

            The CIT Group, Inc.
            650 CIT Drive
            Livingston, New Jersey 07039
            Attention: Human Resources Department

     (c) Any payment, notice, statement, certificate or other instrument referred to in (a) or (b) above, if delivered, shall be deemed to have been given or delivered on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

12.  COMPLIANCE WITH SECTION 162(m) OF THE CODE
     ------------------------------------------

      The grant of CIT Options under the Plan is intended to comply with
Section 162(m) of the Code to the extent that the Option Price of such CIT Options is greater than or equal to the Fair Market Value of CIT Shares on the Grant Date.

13.  MISCELLANEOUS
    --------------

     (a) The granting of a CIT Option shall impose no obligation upon the Participant to exercise such CIT Option.

     (b) The Committee shall have the power to make such rules and regulations for the administration of this Plan, and to interpret the provisions hereof and of such rules and regulations, as it shall in its sole discretion determine to be appropriate.

     (c) The determination by the Committee of any question which may arise as to the interpretation or implementation of the Plan or any of the CIT Options granted hereunder shall be final and binding on all Participants and other persons claiming or deriving rights through any of them.

     (d) The Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns. The interest of any Participant under the Plan or in any CIT Option shall not be transferable or alienable by him either by pledge, assignment or in any other manner whatsoever and, during his lifetime, shall be vested only in him, but shall thereafter inure to the benefit of and be binding upon the legal personal representatives of the Participant.

     (e) The Company's obligation to issue CIT Shares in accordance with the terms of this Plan and any CIT Options granted hereunder is subject to compliance with the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of such CIT Shares and to the listing of such CIT Shares on any stock exchange on which any of the CIT Shares of the Company may be listed. As a condition of participating in the Plan, each Participant agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

     (f) Subject to the terms of Section 1.6 of the Reorganization Agreement, no Participant or other person shall have any claim or right to be granted CIT Options under the Plan. Neither the Plan nor any action taken thereunder shall interfere with the right of the employer of a Participant to terminate that Participant's employment or relationship with the Company at any time. Neither any period of notice nor any payment in lieu thereof upon termination of employment or relationship with the Company shall be considered as extending the period of employment or relationship with the Company for the purposes of the Plan.

14.  GOVERNING LAW
     -------------

     To the extent not preempted by Federal law, this Plan, and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

15.	EFFECTIVE DATE
     ---------------

     This Plan shall become effective as of the Effective Time; provided that the shareholders of the Company approve of the issuance of CIT Shares pursuant to the Reorganization Agreement.

                                                                     EXHIBIT 5




                          [Letterhead of Schulte Roth & Zabel LLP]





                                    November 12, 1999


The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York 10036

Dear Ladies and Gentlemen:

           We have acted as special counsel to The CIT Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of 5,100,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares") issuable to participants in the Company's Transition Option Plan (the "Plan").

           In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

           Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, to the extent constituting original issuance securities, have been duly authorized and, when issued and delivered to plan participants in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                     Very truly yours,
                                     /s/ Schulte Roth & Zabel LLP

                                                                  EXHIBIT 23.1















Independent Auditors' Consent




The Board of Directors
The CIT Group, Inc.:



We consent to the use of our report dated January 28, 1999 relating to the consolidated balance sheets of The CIT Group, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, incorporated by reference in this Registration Statement on Form S-8 of The CIT Group, Inc., which report appears in the December 31, 1998 Annual Report on Form 10-K of The CIT Group, Inc. and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG LLP

Short Hills, New Jersey
November 10, 1999

                                                                  EXHIBIT 23.2










                 Consent of Independent Chartered Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related Prospectus of The CIT Group, Inc. ("CIT") filed on November 15, 1999 with respect to CIT's Transition Option Plan.

We also consent to the use of our report dated February 22, 1999 on the consolidated financial statements of Newcourt Credit Group Inc. ("Newcourt") as at December 31, 1998 and 1997 and for the years then ended and of our report dated February 4, 1998 on the consolidated financial statements of Newcourt as at December 31, 1997 and 1996 and for the years then ended in the Current Report of CIT on Form 8-K filed on September 22, 1999, incorporated by reference therein and filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


                                                Chartered Accountants

Toronto, Canada
November 15, 1999

                                                                    EXHIBIT 24
                               POWERS OF ATTORNEY

                      CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                           /s/ Albert R. Gamper, Jr.
                                           _____________________________
                                           Albert R. Gamper, Jr.

                              POWERS OF ATTORNEY

                          CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                           /s/ Daniel P. Amos
                                           _____________________________
                                           Daniel P. Amos

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                           /s/ Anthea Disney
                                           _____________________________
                                           Anthea Disney

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Takasuke Kaneko
                                          _____________________________
                                          Takasuke Kaneko

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Hisao Kobayashi
                                          _____________________________
                                          Hisao Kobayashi

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ William M. O'Grady
                                          _____________________________
                                          William M. O'Grady

                              POWERS OF ATTORNEY

                         CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Joseph A. Pollicino
                                          _____________________________
                                          Joseph A. Pollicino

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                           /s/ Paul N. Roth
                                           _____________________________
                                           Paul N. Roth

                               POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, December 31, 1998, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Peter J. Tobin
                                          _____________________________
                                          Peter J. Tobin

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Tohru Tonoike
                                          _____________________________
                                          Tohru Tonoike

                              POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Keiji Torii
                                          _____________________________
                                          Keiji Torii

                             POWERS OF ATTORNEY

                        CONSENT AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of THE CIT GROUP, INC., a Delaware corporation (the "Company"), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-8:

      Hereby acknowledges that the undersigned director of the Company has reviewed and approved copies of the Company's registration statement on Form S-8, to be filed with the Securities and Exchange Commission; and

      Hereby authorizes ALBERT R. GAMPER, JR., ERNEST D. STEIN, and
      JAMES P. SHANAHAN, and each of them with full power to act without the others, to execute, in the name and on behalf of the Company and on behalf of the Principal Executive Officer or Officers and/or the Principal Accounting Officer and/or any other Officer of the Company, the registration statement on Form S-8, and any and all amendments thereof, with power where appropriate to affix the corporate seal of the Company thereto and to attest to said seal, and to file such report, when so executed, including any exhibits required in connection therewith, with the Securities and Exchange Commission; and

      Hereby constitutes and appoints ALBERT R. GAMPER, JR., ERNEST D. STEIN, and JAMES P. SHANAHAN, and each of them with full power to act without the others, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign such Form S-8 and any and all amendments thereof, and to file such Form S-8 and each such amendment, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission; and

      Hereby grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person; and

      Hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereby.

      IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 11th day of November, 1999.

                                          /s/ Alan F. White
                                          _____________________________
                                          Alan F. White